Exhibit 10.2

2013 LONG-TERM INCENTIVE PLAN
2022 PERFORMANCE AWARD AGREEMENT

United States Cellular Corporation, a Delaware corporation (the "Company"), hereby grants to the recipient of this award (the "Employee") as of the date (the "Grant Date") set forth in the “Stock Options and Awards” section of the Employee’s Company on-line account with Shareworks (the “Award Summary”), a Performance Award (the "Award") with a target opportunity equal to the number of shares of Common Stock set forth in the Award Summary. Depending on performance during the Performance Period (for all purposes of this Award Agreement, as defined in accordance with Exhibit A hereto), the Employee may be entitled under this Award Agreement to shares of Common Stock equal to 0% to 200% of the target opportunity, in accordance with Section 2 below. The Award is granted pursuant to the provisions of the United States Cellular Corporation 2013 Long-Term Incentive Plan, as amended from time to time (the “Plan”) and is subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.    Award Subject to Acceptance
The Award shall become null and void unless the Employee accepts the Award and this Award Agreement electronically by utilizing the Employee’s Company on-line account with Shareworks, which is accessed at www.shareworks.com/login.
2.    Performance-Based Adjustment
(a) In General. The Award shall be adjusted pursuant to the terms of this Award Agreement and the Plan and based on the achievement of the Performance Measure (for all purposes of this Award Agreement, as defined in accordance with Exhibit A hereto and determined in accordance with criteria approved by the Committee) during the Performance Period. Achievement of the Performance Measure shall be determined and certified by the Committee in writing within ninety (90) days following the last day of the Performance Period (the date of such certification, the “Certification Date”).
(b) Fractional Shares. Only a whole number of shares of Common Stock may be issued in respect of this Award. If a fractional number of shares of Common Stock is scheduled to be subject to this Award Agreement following adjustment pursuant to this Section 2, such number of shares shall be rounded to the nearest whole number.
(c) Impact of Adjustment. On and after the Certification Date, “Award” for all purposes of this Award Agreement shall mean the Award as adjusted pursuant to this Section 2. To the extent shares of Common Stock subject to the Award are reduced pursuant to this Section 2, then the Award shall be forfeited as it relates to those reduced shares, and the Employee shall have no rights with respect thereto.
3.    Restriction Period and Forfeiture
(a) In General. Except as otherwise provided in this Award Agreement, the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate on the third annual anniversary of the Grant Date (the “Three-Year Anniversary Date”), provided that the Employee remains continuously employed by the Employers and Affiliates until the Three-Year Anniversary Date. Within sixty (60) days following the Three-Year Anniversary Date, the Company shall issue to the Employee in a single payment the shares of Common Stock subject to the Award on the Three-Year Anniversary Date.
(b) Death. If the Employee terminates employment with the Employers and Affiliates prior to the Three-Year Anniversary Date by reason of death, then on the date of the Employee’s death the Award (in the case of death prior to the Certification Date, without regard to the adjustment set forth in Section 2, and in the case of death on or following the Certification Date, after the adjustment set forth in Section 2) shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate. Within sixty (60) days following the date of the Employee’s death, the Company shall issue to the Employee’s designated beneficiary in a single payment the shares of Common Stock subject to the Award.
(c) Disability. If the Employee terminates employment with the Employers and Affiliates prior to the Three-Year Anniversary Date by reason of Disability, then on the date of the Employee’s termination of employment the Award (in the case of termination due to Disability prior to the Certification Date, without regard to the adjustment set forth in Section 2, and in the case of termination due to Disability on or following the Certification Date, after the adjustment set forth in Section 2) shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate. The Company shall issue the shares of Common Stock subject to the Award in a single payment within sixty (60) days following the date of the Employee’s termination of employment; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her termination of employment, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s termination of employment occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death). For purposes of this Award Agreement, “Disability” shall mean a disability within the meaning of the long-term disability plan of the Employee’s Employer, as determined by the disability insurer of such plan.

(d) Retirement at or after Attainment of Age 66. If the Employee terminates employment with the Employers and Affiliates on or after January 1, 2023 but prior to the Three-Year Anniversary Date by reason of retirement at or after attainment of age 66, then on the date of the Employee’s termination of employment the Award (in the case of such retirement prior to the Certification Date, without regard to the adjustment set forth in Section 2, and in the case of such retirement on or following the Certification Date, after the adjustment set forth in Section 2) shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate. The Company shall issue the shares of Common Stock subject to the Award in a single payment within sixty (60) days following the date of the Employee’s termination of employment; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her termination of employment, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s termination of employment occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death). If the Employee terminates employment prior to January 1, 2023 by reason of retirement at or after attainment of age 66, then on the date of the Employee’s termination of employment the Award shall be forfeited and shall be canceled by the Company.
(e) Other Termination of Employment. If the Employee terminates employment with the Employers and Affiliates prior to the Three-Year Anniversary Date for any reason other than death, Disability or retirement at or after attainment of age 66 (including if the Employee’s employment is terminated prior to the Three-Year Anniversary Date by reason of the Employee’s negligence or willful misconduct, in each case as determined by the Company in its sole discretion, irrespective of whether such termination occurs on or after the Employee attains age 66), then on the date of the Employee’s termination of employment the Award shall be forfeited and shall be canceled by the Company.
(f) Forfeiture of Award and Award Gain upon Competition, Misappropriation, Solicitation or Disparagement. Notwithstanding any other provision herein, if the Employee engages in (i) Competition (as defined in this Section 3(f) below); (ii) Misappropriation (as defined in this Section 3(f) below); (iii) Solicitation (as defined in this Section 3(f) below) or (iv) Disparagement (as defined in this Section 3(f) below), in each case as determined by the Company in its sole discretion, then (i) on the date of such Competition, Misappropriation, Solicitation or Disparagement, the Award immediately shall be forfeited and shall be canceled by the Company and (ii) in the event that the Award became nonforfeitable within the twelve months immediately preceding such Competition, Misappropriation, Solicitation or Disparagement, the Employee shall pay the Company, within five business days of receipt by the Employee of a written demand therefore, an amount in cash determined by multiplying the number of shares of Common Stock subject to the Award on the date that it became nonforfeitable (without reduction for any shares of Common Stock withheld by the Company pursuant to Section 5.3) by the Fair Market Value of a share of Common Stock on the date that the Award was paid. The Employee acknowledges and agrees that the Award, by encouraging stock ownership and thereby increasing an employee’s proprietary interest in the Company’s success, is intended as an incentive to participating employees to remain in the employ of the Employers or an Affiliate. The Employee acknowledges and agrees that this Section 3(f) is therefore fair and reasonable, and not a penalty.
The Employee may be released from the Employee’s obligations under this Section 3(f) only if and to the extent the Committee determines in its sole discretion that such release is in the best interests of the Company.
The Employee agrees that by accepting this Award Agreement the Employee authorizes the Employers and any Affiliate to deduct any amount owed by the Employee pursuant to this Section 3(f) from any amount payable by the Employers or any Affiliate to the Employee, including, without limitation, any amount payable to the Employee as salary, wages, vacation pay or bonus as allowed under state law. The Employee further agrees to execute any documents at the time of setoff required by the Employers and any Affiliate in order to effectuate the setoff. This right of setoff shall not be an exclusive remedy and an Employer’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Employee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Employee or any other remedy. Should the Employers and/or any Affiliate institute a legal action against the Employee to recover the amounts due, the Employee agrees to reimburse the Employers and/or any Affiliate for their reasonable attorneys’ fees and litigation costs incurred in recovering such amounts from the Employee.
For purposes of this Award Agreement, “Competition” shall mean that the Employee, directly or indirectly, individually or in conjunction with any Person, during the Employee’s employment with the Employers and the Affiliates and for the twelve months after the termination of that employment for any reason, other than on any Employer’s or Affiliate’s behalf (i) has contact with any customer of an Employer or Affiliate or with any prospective customer which has been contacted or solicited by or on behalf of an Employer or Affiliate for the purpose of soliciting or selling to such customer or prospective customer the same or a similar (such that it could substitute for) product or service provided by an Employer or Affiliate during the Employee’s employment with the Employers and the Affiliates; or (ii) becomes employed in the business or engages in the business of providing wireless products or services in any county or county contiguous to a county in which an Employer or Affiliate provided such products or services during the Employee’s employment with the Employers and the Affiliates or had plans to do so within the twelve month period immediately following the Employee’s termination of employment.

For purposes of this Award Agreement, “Misappropriation” shall mean that the Employee (i) uses Confidential Information (as defined below) for the benefit of anyone other than the Employers or an Affiliate, as the case may be, or discloses the Confidential Information to anyone not authorized by the Employers or an Affiliate, as the case may be, to receive such information; (ii) upon termination of employment, makes any summaries of, takes any notes with respect to or memorizes any Confidential Information or takes any Confidential Information or reproductions thereof from the facilities of the Employers or an Affiliate or (iii) upon termination of employment or upon the request of the Employers or an Affiliate, fails to return all Confidential Information then in the Employee’s possession. For the avoidance of doubt, “Misappropriation” does not include disclosure of Confidential Information to a governmental regulatory agency, such as the U.S. Securities and Exchange Commission, provided that the Employee informs the agency that the Employers and/or Affiliates deem the information to be confidential. Additionally, in the event the Employee files a lawsuit against the Employer for retaliation by the Employer against the Employee for reporting a suspected violation of law, the Employee has the right to provide trade secret information to their attorney and use the trade secret information in the court proceeding, although the Employee must file any document containing the trade secret under seal and may not disclose the trade secret, except pursuant to court order. “Confidential Information” shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs and other material embodying trade secrets or confidential technical, business, or financial information of the Employers or an Affiliate. Nothing in this Award Agreement is intended to prohibit the Employee from discussing with fellow employees, or with third parties who are not competitors of the Employer or an Affiliate, wages, hours and other terms and conditions of employment that are not subject to a non-disclosure obligation pursuant to some other contract, policy or arrangement.
For purposes of this Award Agreement, “Solicitation” shall mean that the Employee, directly or indirectly, individually or in conjunction with any Person, during the Employee’s employment with the Employers and the Affiliates and for the twelve months after the termination of that employment for any reason, other than on any Employer’s or Affiliate’s behalf, solicits, induces or encourages (or attempts to solicit, induce or encourage) any individual away from any Employer’s or Affiliate’s employ or from the faithful discharge of such individual’s contractual and fiduciary obligations to serve the Employers’ and Affiliates’ interests with undivided loyalty.
For purposes of this Award Agreement, “Disparagement” shall mean that the Employee has made a statement (whether oral, written or electronic) to any Person other than to an officer of an Employer or an Affiliate that disparages or demeans the Employers, any Affiliate, or any of their respective owners, directors, officers, employees, products or services. For the avoidance of doubt, “Disparagement” does not include making truthful statements when required by legal process to do so by a court of law, to any governmental agency having supervisory authority over the business of an Employer, or by any administrative or legislative body (including a committee thereof) with the jurisdiction to order the Employee to divulge, disclose or make accessible such information.
4. Change in Control
Notwithstanding any other provision of this Award Agreement, but subject to the final two paragraphs of this Section 4, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may in its discretion, but shall not be required to, make such adjustments to the Award as it deems appropriate, including, without limitation: (i) causing the Award to become nonforfeitable in whole or in part; and/or (ii) causing the Performance Measure to be deemed to be satisfied at the target, maximum or any other level, as determined by the Board (as constituted prior to such Change in Control); and/or (iii) to the extent permitted under section 409A of the Code, causing the Performance Period and Restriction Period with respect to the Award to lapse in full or in part and payment of the Award, to the extent the Performance Period and Restriction Period have lapsed, to occur within sixty (60) days following the occurrence of the Change in Control (the “Change in Control Payment Period”); and/or (iv) substituting for some or all of the shares of Common Stock subject to the Award the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to the Change in Control, with an appropriate and equitable adjustment to the Award as determined by the Committee in accordance with Section 5.5 below and/or (v) to the extent permitted under section 409A of the Code, requiring that the Award, in whole or in part, be surrendered to the Company by the holder thereof and be immediately canceled by the Company and providing that the holder of the Award receive, within the Change in Control Payment Period, (X) a cash payment in an amount equal to the number of shares of Common Stock then subject to the portion of the Award surrendered, to the extent the Performance Period and Restriction Period on the Award have lapsed or will lapse pursuant to this Section 4 and to the extent that the Performance Measure has been satisfied or is deemed satisfied pursuant to this Section 4, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control; (Y) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to the Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (X) above; or (Z) a combination of the payment of cash pursuant to clause (X) above and the issuance of shares pursuant to clause (Y) above.

Notwithstanding the foregoing or any other provision of this Award Agreement to the contrary, if the Award is not effectively continued or assumed by a surviving or acquiring company in a Change in Control (including by reason of the surviving or acquiring company not being publicly traded in the United States), as determined by the Board (as constituted prior to such Change in Control), effective at the time of the Change in Control a pro-rata portion of the Award shall immediately become nonforfeitable and shall be canceled by the Company, and the Employee shall receive, with respect to such pro-rata portion of the Award, a cash payment in accordance with clause (X) of the previous paragraph (with the Performance Measure in effect at that time deemed to have been satisfied based on the greater of actual achievement through the date of the occurrence of the Change in Control and target achievement (or in the case of a Change in Control that occurs following the last day of the Performance Period but before settlement, actual achievement)). Such pro-rata portion shall be measured by a fraction, of which the numerator is the number of whole months of the original vesting period prior to the occurrence of the Change in Control, and the denominator is the number of whole months of the original vesting period. Such cash payment shall be made within the Change in Control Payment Period; provided, however, that if the Award is considered “nonqualified deferred compensation” within the meaning of section 409A of the Code, and such accelerated payment is not permitted by section 409A of the Code, then payment shall be made at the same time payment would have been made had the Change in Control not occurred.
Notwithstanding the foregoing or any other provision of this Award Agreement to the contrary, if the Award is effectively continued or assumed by a surviving or acquiring company in a Change in Control, but, within two years following the Change in Control, the Employee’s employment is terminated by the Employers and Affiliates without Cause or by the Employee for Good Reason, then upon such termination the Award shall immediately become nonforfeitable in full (with the Performance Measure in effect at that time deemed to have been satisfied at target (or in the case of an employment termination that occurs following the last day of the Performance Period but before settlement, actual achievement).
5.    Additional Terms and Conditions of Award
5.1. Transferability of Award. Except pursuant to a beneficiary designation on a form prescribed by the Company and effective on the Employee's death, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
5.2. Investment Representation. The Employee hereby represents and covenants that (a) any shares of Common Stock acquired upon the lapse of restrictions with respect to the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation is true and correct as of the date of acquisition of any shares hereunder or is true and correct as of the date of sale of any such shares, as applicable. As a condition precedent to the issuance or delivery to the Employee of any shares subject to the Award, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
5.3. Tax Withholding. The Employee timely shall pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award. The Required Tax Payments shall be satisfied by the Company withholding whole shares of Common Stock which otherwise would be delivered to the Employee pursuant to the Award, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the Award. Shares of Common Stock to be withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate; provided, however, that the number of shares to be withheld to satisfy the Required Tax Payments shall be rounded up to the nearest whole share, and the Company shall reimburse the Employee in cash for any such excess tax withholding as soon as practicable thereafter.
Notwithstanding the foregoing provisions of this Section 5.3, an Employee shall satisfy his or her obligation to advance employment taxes owed prior to the date that the Restriction Period with respect to the Award terminates, if any, by a cash payment to the Company, and the Employee hereby authorizes the Company to deduct such cash payment from any amount payable by the Company or any Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages. The Employee agrees that this authorization may be reauthorized via electronic means determined by the Company, and that the Employee may revoke this authorization by written notice to the Company prior to any such deduction.
5.4. Award Confers No Rights as a Stockholder. The Employee shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until the restrictions on the Award lapse and the Employee becomes a stockholder of record with respect to such shares.

5.5. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of the Award, including the number and class of shares of Common Stock subject to the Award, shall be appropriately and equitably adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization or partial or complete liquidation of the Company, such adjustment described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, such adjustment shall be final, binding and conclusive. If such adjustment would result in a fractional share being subject to the Award, the Company shall pay the holder of the Award, on the date that the shares with respect to the Award are issued, an amount in cash determined by multiplying (i) the fraction of such share (rounded to the nearest hundredth) by (ii) the Fair Market Value of a share on the date that the Restriction Period with respect to the Award terminates.
5.6. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, the consent or approval of any governmental body or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares, such shares will not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
5.7. Delivery of Shares. On the date of payment of the Award, the Company shall deliver or cause to be delivered to the Employee the shares of Common Stock subject to the Award. The Company may require that the shares of Common Stock delivered pursuant to the Award bear a legend indicating that the sale, transfer or other disposition thereof by the Employee is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. The holder of the Award shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, unless the Company in its discretion elects to make such payment.
5.8. Award Confers No Rights to Continued Employment or Service. In no event shall the granting of the Award or the acceptance of this Award Agreement and the Award by the Employee give or be deemed to give the Employee any right to continued employment by or service with the Company or any of its subsidiaries or affiliates.
5.9. Decisions of Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee regarding the Plan, this Award Agreement or the Award Summary shall be final, binding and conclusive.
5.10. Company to Reserve Shares. The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject to the Award from time to time.
5.11. Award Agreement and Award Summary Subject to the Plan. This Award Agreement and the Award Summary are subject to the provisions of the Plan, and shall be interpreted in accordance therewith. The Employee hereby acknowledges receipt of a copy of the Plan.
5.12. Award Subject to Clawback. The Award and any shares of Common Stock delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
6.    Miscellaneous Provisions
6.1. Successors. This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any Person or Persons who shall, upon the death of the Employee, acquire any rights hereunder.
6.2. Notices. All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, (c) by electronic mail, utilizing notice of undelivered electronic mail features or (d) by telecopy with confirmation of receipt. The notice, request or other communication shall be deemed to be received (a) in case of delivery, on the date of its actual receipt by the party entitled thereto, (b) in case of mailing by certified or registered mail, five days following the date of such mailing, (c) in case of electronic mail, on the date of mailing but only if a notice of undelivered electronic mail is not received or (d) in case of telecopy, on the date of confirmation of receipt.
6.3. Governing Law. The Award, this Award Agreement, the Award Summary and the Plan, and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.4. Modification and Severability. It is the intention of the parties that if any term, restriction, covenant, or promise in this Award Agreement is found to be invalid, illegal or unenforceable in any respect, then such term, restriction, covenant, or promise shall be modified to the minimum extent necessary to make it valid, legal and enforceable. The parties agree that in the event that any part of this Award Agreement shall be declared invalid, it shall not affect the validity of any of the remaining terms or provisions of the Award Agreement. The restrictive covenants and agreements of the Employee related thereto shall survive the termination of the Award Agreement for any reason.
6.5. Consideration of Award Agreement. The Employee hereby acknowledges that the Employee has been provided fourteen (14) days within which to consider this Award Agreement and has been advised in writing that the Employee should consult an attorney prior to accepting it. The Employee further acknowledges that the Employee has carefully read and fully understands this Award Agreement in its entirety, has reviewed this Award Agreement with individuals of the Employee’s own choosing, and that the Employee has entered into this Award Agreement knowingly and voluntarily, and intends to be bound thereby.
6.6. Compliance with Section 409A of the Code. If the Award is subject to section 409A of the Code, then for purposes of determining the timing of settlement of the Award (and for any other purpose required under section 409A), all references herein to “termination of employment” or similar references shall mean “Separation from Service.” It is intended that the Award, this Award Agreement, the Award Summary and the Plan be exempt from the requirements of section 409A of the Code to the maximum extent possible. To the extent section 409A of the Code applies to the Award, this Award Agreement, the Award Summary and/or the Plan, it is intended that the Award, this Award Agreement, the Award Summary and the Plan comply with the requirements of section 409A of the Code to the maximum extent possible. The Award, this Award Agreement, the Award Summary and the Plan shall be administered and interpreted in a manner consistent with this intent. In the event that the Award, this Award Agreement, the Award Summary or the Plan does not comply with section 409A of the Code (to the extent applicable thereto), the Company shall have the authority to amend the terms of the Award, this Award Agreement, the Award Summary or the Plan (which amendment may be retroactive to the extent permitted by section 409A of the Code and may be made by the Company without the consent of the Employee) to avoid taxes and other penalties under section 409A of the Code, to the extent possible. Notwithstanding the foregoing, no particular tax result for the Employee with respect to any income recognized by the Employee in connection with the Award, this Award Agreement and the Award Summary is guaranteed, and the Employee solely shall be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee under section 409A of the Code in connection with the Award, this Award Agreement and the Award Summary.

UNITED STATES CELLULAR CORPORATION

By:
Laurent Therivel
President & CEO

(Accept grant electronically via Employee’s account at www.shareworks.com/login)

EXHIBIT A

Performance Period: January 1, 2022, to December 31, 2024
Performance Measure and Weighting: Return on Capital (ROC) (3-Year Simple Average) – 100%